Registration  No.  33 -

		     SECURITIES AND EXCHANGE COMMISSION
			    WASHINGTON, D.C. 20549
			     ____________________

				   FORM S-8

			    REGISTRATION STATEMENT
				    UNDER
			  THE SECURITIES ACT OF 1933

			Lotus Development Corporation
	    (Exact name of registrant as specified in its charter)

				  Delaware
       (State or other jurisdiction of incorporation or organization)

				 04-2755502
		     (IRS employer identification no.)

		55 Cambridge Parkway, Cambridge, MA  02142
		 (Address of principal executive offices)

	 Soft-Switch, Inc. Amended and Restated Stock Option Plan
		       (Full title of the plan)

			Thomas M. Lemberg, Esq.
		     Lotus Development Corporation
			 55 Cambridge Parkway
			 Cambridge, MA  02142
	       (Name and address of agent for service)

			   (617) 577-8500
     (Telephone number, including area code, of agent for service)

		   CALCULATION OF REGISTRATION FEE

Title of securities to                                      Proposed maximum
     be registered         Amount to be registered      offering price per share
- ----------------------     -----------------------      ------------------------
     Common Stock,              64,000 shares                  $31.00*
    $.01 par value

    Proposed maximum
aggregate offering price     Amount of registration fee
- ------------------------     --------------------------
      $1,984,000                      $684.14

*Average of high and low prices for July 26, 1994 computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee.

		    Exhibit index is located on page 8.

- -------------------------------------------------------------------------------
                  				PART II

	   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference in this Registration Statement:

	(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, filed March 30, 1994.
	(Commission file number 0-11626.)

	(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant's fiscal year ended December 31, 1993.

	(c) The Registrant's Registration Statement on Form 8-A filed on February 24, 1984 pursuant to Section 12(g) of the Securities Exchange Act of 1934.

	All documents subsequently filed by the Registrant pursuant to
	Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

	Not applicable.

Item 5.  Interests of Named Experts and Counsel.

	The validity of the issuance of shares of Common Stock offered hereby has been passed upon by Larry J. Braverman, Senior Corporate Counsel of the Registrant. Mr. Braverman is employed by the Registrant, is an Assistant Secretary of the Registrant and is eligible to receive options to purchase Common Stock under the Registrant's Amended and Restated 1983 Non-Qualified Stock Option Plan and 1992 Stock Option Plan. Mr. Braverman beneficially owns options to purchase 7,275 shares of Common Stock, all of which options were granted under such plan.

Item 6.  Indemnification of Directors and Officers

	(a) Section 145 of the Delaware General Corporation Law provides for indemnification of directors, officers, employees and agents, subject to certain limitations (Del. Code, Title 8 Section 145). Article Eighth of the Registrant's Restated Certificate of Incorporation provides that:

[t]he Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article VII of the Company's By-Laws provides as follows:

Section 1. Indemnification. (a) The Corporation shall indemnify, defend and hold harmless (i) each director and officer of the Corporation, and (ii) each other person designated in writing by the President or the Chief Financial Officer from time to time, against all expenses, losses, claims, damages and liabilities, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement (all such expenses, collectively, "Costs") actually and reasonably incurred by him/her in connection with the investigation, defense or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which the director, officer or other person (collectively "persons") is a party or threatened to be made a party (all such actions, collectively, "Proceedings") (A) by reason of the fact that he/she is or was a director, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust or other enterprise (collectively "Affiliates") of which he/she has been or is serving at the request of, for the convenience of, or to represent the interest of the Corporation or (B) by reason of anything done or not done by him/her in any such capacity referred to in the immediately foregoing clause (A). Pursuant to this Article VII, the Board of Directors may authorize the execution and delivery by the Corporation of any agreement or undertaking with or on behalf of any person not inconsistent with this Article VII or applicable law with respect to the matters set forth herein.

	Section 2. Culpable Action. (a) Notwithstanding the provisions of Section 1, a person shall not be entitled to indemnification if (i) the Corporation is prohibited from paying such indemnification under applicable law, (ii) the person breached his/her duty of loyalty to the Corporation or its stockholders or any Affiliate or its stockholders, (iii) the person's actions or omissions were not in good faith or involved intentional misconduct or knowing violation of law or (iv) the person derived an improper personal benefit from any transaction which is a subject of the applicable Proceeding (any existence or occurrence described in the foregoing clauses (i)-(iv), individually, a "Culpable Action").

	(b) The existence or occurrence of a Culpable Action shall be conclusively determined by (i) a non-appealable, final decision of the court having jurisdiction over the applicable Proceeding or (ii) a non-appealable, final decision of the Court of Chancery of the State of Delaware (or if such a decision is appealable, by the court in such State which has jurisdiction to render a non-appealable, final decision).

	(c) The existence or occurrence of a Culpable Action may also be determined by (i) the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to the applicable Proceeding (the "Disinterested Directors"), (ii) the stockholders of the Corporation, by a majority vote of a quorum consisting of stockholders who were not parties to the applicable Proceeding (the "Disinterested Stockholders"), or
(iii) any other entity to which the Disinterested Directors or the Disinterested Stockholders shall have delegated the authority to make such a determination: provided, however, that such determination shall not have been made or shall not be subsequently made pursuant to subsection (b) above.

	(d) If a Proceeding involves more than one claim, issue or matter, the determination as to whether there exists or has occurred a Culpable Action shall be severable as to each and every claim, issue and matter.

	(e) The termination of any proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not change the presumption of Section 1 that a person is entitled to indemnification hereunder and does not create a presumption that there exists a Culpable Action.

	Section 3. Payment of Costs. The Costs incurred by a person in connection with any Proceeding, including any Proceeding brought pursuant to Section 2(b), shall be paid by the Corporation on an "as incurred" basis; provided, however, that if it shall ultimately be determined that there exists or has occurred a Culpable Action with respect to such Proceeding, the person shall repay the Corporation the amount (or the appropriate portion thereof as contemplated by Section 2 (d)) so advanced, including the costs of obtaining a determination pursuant to
Section 2(b).

	(b) the directors and officers of the Company are covered by a policy of liability insurance.

	(c) The Registrant customarily enters into indemnification agreements with its directors and officers on substantially the terms set forth in Article VII of the Registrant's By-laws described above.

Item 7 . Exemption from Registration Claimed.

	Not Applicable.

Item 8.  Exhibits.

4(a)    Soft-Switch, Inc. Amended and Restated Stock Option Plan
	(filed herewith).


4(b)    Rights Agreement dated as of November 7, 1988, between the
Company and The First National Bank of Boston as Rights Agent in respect of Preferred Share Purchase Rights (filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed November 10, 1988 , and incorporated herein by reference).


4(c)    Amendment dated as of April 5, 1990 between The First
National Bank of Boston as Rights Agent in respect of Preferred
Share Purchase Rights (filed as Exhibit 28(a) to the
Registrant's Current Report on Form 8-K dated April 5, 1990, and incorporated herein by reference).


4(d)    Amendment dated as of September 16, 1991 between The First
National Bank of Boston as Rights Agent in respect of Preferred
Share Purchase Rights (filed as Exhibit 28(a) to the
Registrant's Current Report on  Form 8-K filed September 16,
1991, and incorporated herein by reference).


5       Opinion of Corporate Counsel of the Registrant as to the
validity of the issuance of the shares of Common Stock being registered. (filed herewith).


23(a)   Consent of Coopers & Lybrand (filed herewith).


23(b)   Consent of Senior Corporate Counsel of the Registrant
(contained in opinion filed as Exhibit 5).


24      Power of Attorney (filed herewith).



Item 9.  Undertakings

The undersigned registrant hereby undertakes:

	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

	(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

	(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


provided however that paragraphs (a)(1)(i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


	(2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


	(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the adjudication of such issue.


[Signature page is next page.]

			       SIGNATURES



	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 27th day of July, 1994.


				  LOTUS DEVELOPMENT CORPORATION


				  By: /s/ Jim P. Manzi
				      Jim P. Manzi, President



	Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons and on the date indicated.


/s/Jim P. Manzi                                 July 27, 1994
   Jim P. Manzi, Chairman, President and Director
   (Principal Executive Officer)

/s/Richard S. Braddock                          July 27, 1994
   Richard S. Braddock, Director

/s/Elaine L. Chao                               July 27, 1994
   Elaine L. Chao, Director

/s/William H. Gray, III                         July 27, 1994
   William H. Gray, III, Director

/s/Michael E. Porter                            July 27, 1994
   Michael E. Porter, Director

/s/Henri A. Termeer                             July 27, 1994
   Henri A. Termeer, Director

/s/Edwin J. Gillis                              July 27, 1994
   Edwin J. Gillis, Senior Vice
   President-Finance and
   Administration and Chief Financial Officer
   (Principal Financial Officer)

/s/Lyn L. Benton                                July 27, 1994
   Lyn L. Benton, Controller
   (Principal Accounting Officer)

- ------------------------------------------------------------------------------
			     EXHIBIT INDEX



                                                      								   Sequentially
	   Exhibit                                                      Numbered Page

4(a)    Soft-Switch, Inc. Amended and Restated Stock Option                  9
	Plan

4(b) Rights Agreement dated as of November 7, 1988, between the Company and The First National Bank of Boston as Rights Agent in respect of Preferred Share Purchase Rights (filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed November 10, 1988, and incorporated herein by reference)

4(c)    Amendment dated as of April 5, 1990 between the The First
	National Bank of Boston as Rights Agent in respect of Preferred Share Purchase Rights (filed as Exhibit 28(a) to the
	Registrant's Current Report on Form 8-K dated April 5, 1990, and incorporated herein by reference)

4(d)    Amendment dated as of September 16, 1991 between the The
	First National Bank of Boston as Rights Agent in respect of Preferred Share Purchase Rights (filed as Exhibit 28(a) to the Registrant's Current Report on Form 8-K filed September 16, 1991, and incorporated herein by reference)

 5      Opinion of Senior Corporate Counsel of the Registrant                28

23(a)   Consent of Coopers & Lybrand                                         30

23(b)   Consent of Corporate Counsel of the Registrant
	(contained in opinion filed as Exhibit 5)

24      Power of Attorney                                                    31


- ------------------------------------------------------------------------------
								  EXHIBIT 4(a)

			     SOFT-SWITCH, INC.
		  AMENDED AND RESTATED STOCK OPTION PLAN

	1. Purpose. This Amended and Restated Stock Option Plan (the "Plan") amends and restates an Employee Class A Stock Option
Plan (the "Initial Plan") of Soft-Switch, Inc. (the "Company") and is intended to provide incentives: (a) to the officers and other employees of the Company and its Related Corporations as defined below by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422A(b) of the Internal Revenue Code of 1986 (the "Code") ("ISO" or ISOs");
and (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs
("Non-Qualified Option" or "Non-Qualified Options"). Both ISO's and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options".

	For purposes of the Plan, the term "Related Corporations" shall mean a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of
Section 425(e) or (f) of the Code.

	2.  Administration of the Plan.

	A. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may appoint a Stock Plan Committee (the "Committee") of three or more of its members to administer this Plan. Subject to ratification of the grant or authorization of each Option by the Board (but only if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine
(from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options) to whom Non-Qualified Options may be granted; (ii) determine the class of Common Stock (as defined below) in respect of which Options may be granted; (iii) determine the time or times at which Options may be granted; (iv) determine the option price of shares subject to each Option, which price for an ISO shall not be less than the minimum price specified in paragraph 6; (v) determine whether each option granted shall be an ISO or a Non-Qualified Option; (vi) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422A of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final, binding and conclusive unless otherwise determined by the Board. The
Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best.

	No members of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. No member of the Committee or the Board shall be liable for any act or omission of any other member of the Committee or the Board or for any act or omission on his own part, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

	B. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

	C. Options may be granted to members of the Board, but no Options shall be granted to any person who is, at the time of the proposed grant, a member of the Board, unless such grant has been approved by a majority vote of the other members of the Board. All grants of Options to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Options pursuant to the Plan or (ii) have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting to himself of Options, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Options.

	D. Notwithstanding any other provision of this paragraph 2, in the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any grants to directors of Options made at any time from the effective date of such registration until six months after the termination of such registration shall be made only by the Board; provided, however, that if a majority of the Board is eligible to participate in the Plan or in any other stock option or other stock plan of the Company or any of its affiliates, or has been so eligible at any time within the preceding year, any grant to directors of Options must be made by, or only in accordance with the recommendation of, a committee consisting of three or more persons, who may but need not be directors or employees of the Company, appointed by the Board but having full authority to act in the matter, none of whom is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time within the preceding year. The requirements imposed by the preceding sentence shall also apply with respect to grants to officers who are also directors. Once appointed, such committee shall continue to serve until otherwise directed by the Board.

	E. In addition to such other rights of indemnification as he may have as a member of the Board or the Committee, and with respect to administration of the Plan and the granting of Options under it, each member of the Board and of the Committee shall be entitled without further act on his part to indemnify from the Company for all expenses (including the amount of judgment and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options under it in which he may be involved by reason of his being or having been a member of the Board or the Committee, whether or not he continues to be such member of the Board or the Committee at the time of the incurring of such expenses; provided, however, that such indemnity shall not include any expenses incurred by such member of the Board or the Committee
(i) in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties as a member of the Board or the Committee; or (ii) in respect of any matter in which any settlement is effected to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Board or the Committee unless within thirty (30) days after institution of any such action, suit or proceeding he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board or the Committee and shall be in addition to all other rights to which such member of the Board or the Committee would be entitled to as a matter of law, contract or otherwise.

	3. Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options may be granted to any director (whether or not an employee), officer, employee or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option. Granting of any Option to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Options.

	4. Stock. The stock subject to Options shall be authorized but unissued shares of Class A Voting Common Stock and Class B Non-voting Common Stock of the Company (collectively, the
"Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan (including shares issued pursuant to the Initial Plan) is 1,000,000, subject to adjustment as provided in paragraph 13. Any such shares may be issued as ISOs or Non-Qualified Options so long as the number of shares so issued does exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to Options, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Company shall again be available for grants of Options under the Plan.

	5. Granting of Options. Options may be granted under the Plan at any time on and after January 27, 1988 and prior to December
31, 1993. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it grants the Option; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The
Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

	6.  ISO Minimum Option Price and Other Limitations.

	A. The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110 percent of the fair market value per share of Common Stock on the date of grant.

	B. In no event shall the aggregate fair market value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000.

	C. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National
Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common
Stock in private transactions negotiated at arm's length.

	7. Option Duration. Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

	8. Exercise of Option. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

	A. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

	B. Once the installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

	C. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

	D. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422A(b)(7) of the Code, as described in paragraph 6(B).

	9. Termination of Employment. Subject to any greater restrictions or limitations as may be imposed by the Committee upon the granting of any ISO: If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of 60 days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence.
 ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation.

	10. Death: Disability. Subject to any greater restrictions or limitations as may be imposed by the Committee upon the granting of any ISO:

	A. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the ISO's specified expiration date or 180 days from the date of the optionee's death.

	B. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could earlier of the ISO's specified expiration date or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

	11. Assignability. No Option shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee each Option shall be exercisable only by him.

	12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

	13. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

	A. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

	B. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof, provided, however, not withstanding the foregoing, if the acquisition of the Company by Lotus Development Corporation ("Lotus") pursuant to that certain Amended and Restated Agreement and Plan of Reorganization dated as of June 27, 1994 is consummated (the "Acquisition") and Lotus agrees to assume any Options which are not exercisable
(i.e. which are unvested) on the date of such consummation, such Options shall not terminate and shall automatically, and without action on the part of any optionee, become options to acquire that number of shares of Lotus Common Stock as shall equal the product of (i) the number of shares of Soft-Switch Common Stock to which such Soft-Switch Option relates, multiplied by the quotient of (ii) $5.8261 divided by the average closing price of the Lotus Common Stock on the NASDAQ National Market System for the five trading days ending on the day prior to the Closing of the Acquisition (the "Common Stock Exchange Rate"), rounded to the nearest whole number of shares, at an exercise price per share of Lotus Common Stock equal to the quotient of (i) the per share exercise price under such Soft-Switch Option, divided by
(ii) the Common Stock Exchange Rate, rounded to the nearest cent, subject to and in accordance with Section 424(a) of the Code.

	C. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

	D. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in section
425 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

	E. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

	F. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

	G. No fractional share shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

	H. Upon the happening of any of the foregoing events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The
Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

	If any person or entity owning restricted Common Stock obtained by exercise of an Option made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

	14.  Means of Exercising Options.

	A. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section
1274(d) of the Code, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

	B. Each notice of exercise shall, unless the shares issuable pursuant to an Option (the "Option Shares") are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933 (the "Act"), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Option Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, and (c) such Option Shares may not be transferred without compliance with all applicable federal and states securities laws. Notwithstanding the above, should the Company be advised by counsel that issuance of shares should be delayed pending (A) registration under federal or state securities laws or (B) the receipt of an opinion that an appropriate exemption therefrom is available, the Company may defer exercise of any Option granted hereunder until either such event in A or B has occurred.

	15. Term and Amendment of Plan. This Plan was adopted by the Board on January 27, 1988, subject (with respect to the validation of ISOs granted under the Plan) to approval of the Plan by the stockholders of the Company at the next meeting of stockholders to be held on that date. If the approval of stockholders is not obtained by January 26, 1989, any grants of ISOs under the Plan made prior to that date will be rescinded.
The Plan shall expire on December 31, 1993 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(A) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as provided in the fourth sentence of this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without his consent, under any Option previously granted to him.

	16. Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options.
At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's
ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

	17. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

	18. Governmental Regulations. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

	19. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 20) or the vesting of restricted Common Stock acquired on the exercise of an Option hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option or (ii) the vesting of restricted Common Stock acquired by exercising an Option on the grantee's payment of such additional withholding taxes.

	20. Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date of employee was granted the ISO or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

	21. Continued Employment. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee in the employ of the Company or an Affiliate, as a member the Company's
Board of Directors or in any other capacity, whichever the case may be.

	22. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the Commonwealth of Pennsylvania. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

	23. Effect on Initial Plan ISOs. Nothing in this Plan shall be construed to amend, modify, extend or renew the terms of any Option (a "Prior Option") granted under the Initial Plan if such amendment, modification, extension or renewal would (i) adversely affect the rights of any holder of a Prior Option or
(ii) be treated as the grant of a new Option pursuant to Section 425(h) of the Code.

- ---------------------------------------------------------------------------

								 Exhibit 5

					July 27, 1994



Lotus Development Corporation
55 Cambridge Parkway
Cambridge, MA  02142

Attn:  Board of Directors


			Lotus Development Corporation
		  64,000 Shares of Common Stock, $.01 Par Value

Dear Sirs:

	I am employed as Corporate Counsel by Lotus Development Corporation, a Delaware corporation (the "Company"), and have counseled the Company in connection with the registration under the Securities Act of 1933, as amended, of 64,000 shares (the "Shares") of Common Stock, $.01 par value, of the Company for sale to officers, employees and consultants of Soft-Switch, Inc., a Delaware Corporation ("Soft-Switch"), after such time as the Company acquires Soft-Switch and Soft-Switch becomes a wholly owned subsidiary of the Company, (the "Acquisition") pursuant to the Soft-Switch, Inc. Amended and Restated Stock Option Plan (the "Plan").

	 In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary for the purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me by officers of the company as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

	Based upon the foregoing, I am of the opinion that:

	1. The Company is a validly existing corporation in good standing under the laws of the State of Delaware.

	2. The issuance and sale of the Shares after the Acquisition have been duly authorized and, when issued, delivered and paid for upon the exercise of options granted under the Plan in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

	I am admitted to the Bar of the Commonwealth of Massachusetts and I express no opinion as to laws of any other jurisdiction other than, to the extent set forth below, the Delaware General
Corporation Law. To the extent that matters of Delaware corporate law are

Lotus Development Corporation
July 27, 1994
Page Two

involved in the opinions set forth above, you should be aware that I am not admitted to the Bar of the State of Delaware and am not an expert in the law of such jurisdiction. Accordingly, such opinions concerning Delaware corporate law are based upon my reasonable (although not necessarily complete) familiarity with the Delaware General Corporation Law as a result of my prior involvement in transaction involving such law.

	I hereby consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed by the Company.

				    Very truly yours,


				    /s/ Larry J. Braverman
				    Larry J. Braverman
				    Senior Corporate Counsel

- ---------------------------------------------------------------------------

							     Exhibit 23(a)


		    CONSENT OF INDEPENDENT ACCOUNTANTS

	We consent to the incorporation by reference in the registration statement of Lotus Development Corporation on Form S-8 and in the related prospectus with respect to the Soft-Switch, Inc. Amended and Restated Stock Option Plan of our reports dated January 26, 1994 on our audits of the consolidated financial statements and financial statement schedules of Lotus Development Corporation as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which reports are included or incorporated by reference in the Annual Report on Form 10-K of Lotus Development Corporation for the year ended December 31, 1993.



				     COOPERS & LYBRAND

Boston, Massachusetts
July 25, 1994
- -------------------------------------------------------------------------

							    EXHIBIT 24

			    POWER OF ATTORNEY


	Each of the undersigned directors and officers of Lotus Development Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint EDWIN J. GILLIS and THOMAS M. LEMBERG, and each of them, his/her true and lawful attorneys and agents to do any and all acts and things in his/her name and on his/her behalf in his/her stead as if he/she were present and acting him/herself, including without limitation to execute, deliver and file with governmental authorities any and all instruments and other documents for him/her and in his/her name in the respective capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Corporation and its subsidiaries to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration of Form S-8 of shares of Common Stock, $.01 par value (the "Common Stock"), of the Corporation reserved for issuance upon the exercise of options which have been granted to officers, employees and consultants of the Corporation's subsidiary, Soft-Switch, Inc. under the Soft-Switch, Inc. Amended and Restated Stock Option Plan; in such case including specifically, but without limitation, power and authority to sign for him/her in his/her name in the respective capacities indicated below any and all registration statements and amendments (including without limitation post-effective amendments) thereto; and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

	This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute but one and the same instrument.

	IN WITNESS WHEREOF, the undersigned directors and officers of the Corporation have hereunto set their hands in the respective capacities and on the respective dates indicated.

/s/ Jim P. Manzi                               July 27, 1994
    Jim P. Manzi, Chairman of
    the Board, President and Director
    (Principal Executive Officer)

/s/ Richard S. Braddock
    Richard S. Braddock, Director              July 27, 1994

/s/ Elaine L. Chao
    Elaine L. Chao, Director                   July 27, 1994

/s/ William H. Gray, III
    William H. Gray, III, Director             July 27, 1994

/s/ Michael E. Porter
    Michael E. Porter, Director                July 27, 1994

/s/ Henri A. Termeer
    Henri A. Termeer, Director                  July 27, 1994

/s/ Edwin J. Gillis                            July 27, 1994
    Edwin J. Gillis, Senior Vice President
    of Finance and Operations
    (Principal Financial Officer)

/s/ Lyn L. Benton                              July 27, 1994
    Lyn L. Benton, Controller
    (Principal Accounting Officer)